     As filed with the Securities and Exchange Commission on October ___, 1998.
                                 Registration No.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                                  ----------------

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       under
                             THE SECURITIES ACT OF 1933

                                  ----------------

                            CENTURA SOFTWARE CORPORATION
                            (formerly GUPTA CORPORATION)
               (Exact name of Registrant as specified in its charter)


               CALIFORNIA                                94-2874178
--------------------------------------     -------------------------------------
        (State of Incorporation)            (I.R.S. Employer Identification No.)

                                  975 Island Drive
                          Redwood Shores, California 94065
                      (Address of principal executive offices)

                              -----------------------

                         1992 EMPLOYEE STOCK PURCHASE PLAN
                               1995 STOCK OPTION PLAN
                         1996 DIRECTORS' STOCK OPTION PLAN
                1997 NONSTATUTORY STOCK OPTION PLAN (750,000 SHARES)
                1997 NONSTATUTORY STOCK OPTION PLAN (375,000 SHARES)
                1997 NONSTATUTORY STOCK OPTION PLAN (375,000 SHARES)
                          1998 EMPLOYEE STOCK OPTION PLAN
                              (Full title of the Plan)

                              -----------------------

                                Scott R. Broomfield
                       President and Chief Executive Officer
                            CENTURA SOFTWARE CORPORATION
                                  975 Island Drive
                         Redwood Shores, California  94065
                                   (650) 596-3400
             (Name, address and telephone number of agent for service)

                              -----------------------

                                     COPIES TO:


                                  CRAIG W. JOHNSON
                                  FRANCES JOHNSTON
                                 Venture Law Group
                                2800 Sand Hill Road
                            Menlo Park, California 94025
                                   (415) 854-4488

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                                                  CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
                                                                                  Proposed           Proposed
                                                                                   Maximum            Maximum         Amount of
                                                       Maximum Amount to be    Offering Price        Aggregate       Registration
        Title of Securities to be Registered              Registered(1)           Per Share       Offering Price         Fee
---------------------------------------------------------------------------------------------------------------------------------
1992 EMPLOYEE STOCK PURCHASE PLAN
  Common Stock, $0.01 par value                            1,000,000 shares       $0.94(2)        $940,000.00         $277.30

1995 STOCK OPTION PLAN
  Common Stock Issuable upon Exercise of
  Outstanding Options, $0.01 par value                       600,500 shares       $2.03(3)        $1,219,015.00       $359.61

  Common Stock Reserved for Grant of Additional
  Options, $0.01 par value                                   300,500 shares       $1.11(4)        $333,555.00         $ 98.40

1996 DIRECTORS' STOCK OPTION PLAN
  Common Stock Issuable upon Exercise of
  Outstanding Options, $0.01 par value                       100,000 shares       $2.03(3)        $203,000.00         $ 59.89

  Common Stock Reserved for Grant of Additional
  Options, $0.01 par value                                   400,000 shares       $1.11(4)        $444,000.00         $130.98

1998 EMPLOYEE STOCK OPTION PLAN
  Common Stock Issuable upon Exercise of
  Outstanding Options, $0.01 par value                     1,283,000 shares       $1.81(3)        $2,322,230.00       $685.06

  Common Stock Reserved for Grant of Additional
  Options, $0.01 par value                                   132,000 shares       $1.11(4)        $146,520.00         $ 43.22

1997 NONSTATUTORY STOCK OPTION PLAN
     (750,000 SHARES)
  Common Stock Issuable upon Exercise of
  Outstanding Option, $0.01 par value                        750,000 shares       $1.91(3)        $1,432,500.00       $422.59

1997 NONSTATUTORY STOCK OPTION PLAN
     (375,000 SHARES)
  Common Stock Issuable upon Exercise of
  Outstanding Option, $0.01 par value                        375,000 shares       $1.91(3)        $716,250.00         $211.29

1997 NONSTATUTORY STOCK OPTION PLAN
     (375,000 SHARES)
  Common Stock Issuable upon Exercise of
  Outstanding Option, $0.01 par value                        375,000 shares       $1.91(3)        $716,250.00         $211.29

          TOTAL:                                           5,415,000 shares       $1.56           $8,473,320.00      $2,499.63


---------------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as Amended (the "SECURITIES ACT") solely for the purpose of calculating the registration fee. The computation (rounded to the nearest cent) is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq SmallCap Market on October 6, 1998, multiplied by 85%, which is the percentage of the trading price applicable to purchases under the referenced Plan.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(4) Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissed options is based upon the average high and low sale prices of the Common Stock as reported on The Nasdaq SmallCap Market on October 6, 1998.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3         INFORMATION INCORPORATED BY REFERENCE

     The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

       ITEM 3(a)

          The Registrant's latest annual report on Form 10-K filed pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

       ITEM 3(b)

          All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above.

       ITEM 3(c)

          The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on December 17, 1992, as amended by Amendment No. 1 to Form 8-A filed on January 29, 1993, and including any further amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4         DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5         INTERESTS OF NAMED EXPERTS AND COUNSEL

          Certain legal matters with respect to the legality of the issuance of the Common Stock registered hereby will be passed upon for the Registrant by Venture Law Group, Menlo Park, California. As of the date of this Registration Statement, certain members of Venture Law Group and investment partnerships of which members of Venture Law Group are partners beneficially own 28,000 shares of the Registrant's Common Stock.

ITEM 6         INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Registrant's Articles of Incorporation limit the liability of directors for monetary damages to the maximum extent permitted by California law. Such limitation of liability has no effect on the availability of equitable remedies, such as injunctive relief or rescission. The Registrant's By-laws include provisions whereby the directors, officers and other agents of the Company are to be indemnified against certain liabilities to the fullest extent permitted by the California Corporations Code. Pursuant to approval of the Board of Directors, the Registrant entered into indemnification agreements with each of its current directors and officers which provide for indemnification of, and advancement of expenses to, such persons to the greatest extent permitted by the California Corporations Code, including by reason of action or inaction occurring in the past and circumstances in which indemnification and the advancement of expenses are discretionary under California law. It is the opinion of the staff of the Securities and Exchange Commission that indemnification provisions such as those contained in these agreements have no effect on a director's or officer's liability under the federal securities laws. In addition, the Registrant maintains an insurance policy covering its officers and directors under which the insurer has agreed to pay, subject to certain exclusions, the amount of any claim made against the officers or directors of the Registrant for wrongful acts that such officers or directors may otherwise be required to pay or for which the Registrant is required to indemnify such officers or directors.

ITEM 7         EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8         EXHIBITS


                Exhibit
                Number                          Document
                ------            ------------------------------------
                  4.3    1992 Employee Stock Purchase Plan (as amended June 17,
                         1998).

                  4.4    1995 Stock Option Plan (as amended June 17, 1998) and
                         Form of Option Agreement for use with Plan.

                  4.5 1996 Directors' Stock Option Plan (as amended and restated June 17, 1998) and Form of Option Agreement for use with Plan.

                  4.6    1998 Employee Stock Option Plan and Form of Option
                         Agreement for use with Plan.

                  4.7    1997 Nonstatutory Stock Option Plan (750,000 Shares).

                  4.8    1997 Nonstatutory Stock Option Plan (375,000 Shares).

                  4.9    1997 Nonstatutory Stock Option Plan (375,000 Shares).

                  5.1    Opinion of Counsel as to Legality of Securities Being
                         Registered.

                 23.1    Consent of Independent Accountants (see page 9).


                                         -5-


                 23.2    Consent of Counsel (contained in Exhibit 5.1 hereto).

                 24.0    Power of Attorney (see page 7).


ITEM 9         UNDERTAKINGS

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Centura Software Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California, on September 28, 1998.


                                CENTURA SOFTWARE CORPORATION

                                By:   /s/ Scott R. Broomfield
                                     ----------------------------------
                                      Scott R. Broomfield, President,
                                      and Chief Executive Officer


                                 POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott R. Broomfield and John W. Bowman, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature          Title                                   Date
         ---------          -----                                   ----

  /s/SCOTT R. BROOMFIELD
--------------------------  President, Chief Executive       September 28, 1998
   (Scott R. Broomfield)     Officer, Chairman of the Board
                             and Director (Principal
                             Executive Officer)

     /s/JOHN W. BOWMAN      Senior Vice President, Finance   September 30, 1998
   ---------------------     and Operations and Chief
      (John W. Bowman)       Financial Officer (Principal
                             Financial and Accounting
                             Officer)

     /s/SAMUEL M. INMAN     Director                         September 29, 1998
   ----------------------
     (Samuel M. Inman)

        /s/JACK KING        Director                           October 5, 1998
      ----------------
        (Jack King)

    /s/PHILIP KOEN, JR.     Director                         September 30, 1998
  -----------------------
     (Philip Koen, Jr.)

     /s/PETER MICCICHE      Director                         September 28, 1998
   ---------------------
      (Peter Micciche)

    /s/WILLIAM NICHOLAS     Director                         September 28, 1998
  -----------------------
     (William Nicholas)

       /s/EARL STAHL        Director                         September 30, 1998
     -----------------
        (Earl Stahl)

                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 1998, except as to Note 13 which is dated February 27, 1998, appearing on page 61 of Centura Software Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

San Jose, California
October 9, 1998

                                  INDEX TO EXHIBITS


        Exhibit
        Number                                Document
        ------                    -------------------------------
          4.3          1992 Employee Stock Purchase Plan (as amended June 17,
                       1998).

          4.4          1995 Stock Option Plan (as amended June 17, 1998) and
                       Form of Option Agreement for use with Plan.

          4.5          1996 Directors' Stock Option Plan and Form of Option
                       Agreement for use with Plan.

          4.6          1998 Employee Stock Option Plan and Form of Option
                       Agreement for use with Plan.

          4.7          1997 Nonstatutory Stock Option Plan (750,000 Shares).

          4.8          1997 Nonstatutory Stock Option Plan (375,000 Shares).

          4.9          1997 Nonstatutory Stock Option Plan (375,000 Shares).

          5.1          Opinion of Counsel as to Legality of Securities Being
                       Registered.

          23.1         Consent of Independent Accountants (see page 9).

          23.2         Consent of Counsel (contained in Exhibit 5.1 hereto).

          24.0         Power of Attorney (see page 7).
